Exhibit 99.8

FW Hungary Licensing Limited Liability Company
Condensed Financial Statements
March 31, 2004

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
CONDENSED STATEMENT OF OPERATIONS
For the Three Months Ended March 31,
(in thousands of dollars)
(Unaudited)

	2004	2003

Revenues:
Royalty income from affiliates	$6,765	$5,243

Costs and expenses:
Interest expense to affiliates	2,879	4,275
Other deductions	189	171

Total costs and expenses	3,068	4,446

Earnings before income taxes	3,697	797
Provision for income taxes	137	138

Net earnings	$3,560	$659

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION
(in thousands of dollars)
(Unaudited)

	March 31,	December 31,
	2004	2003

ASSETS
Current Assets:
Cash and cash equivalents	$470	$461
Accounts receivable from affiliates	4,184	389
Prepaid expenses	49	49

Total current assets	4,703	899
Deferred income taxes	6,975	7,029

TOTAL ASSETS	$11,678	$7,928

LIABILITIES AND MEMBER’S INTEREST
Current Liabilities:
Royalty fees received in advance	$907	$—
Accounts payable to affiliates	1,248	2,041
Accrued expenses	133	96
Income taxes payable	728	689
Notes payable to affiliates	126,547	126,547

Total current liabilities	129,563	129,373

Commitments and contingencies	—	—

TOTAL LIABILITIES	129,563	129,373

TOTAL MEMBER’S INTEREST	(117,885)	(121,445)

TOTAL LIABILITIES AND MEMBER’S INTEREST	$11,678	$7,928

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
CONDENSED STATEMENT OF CASH FLOWS
For the Three Months Ended March 31,
(in thousands of dollars)
(Unaudited)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$9	$1,659

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	—	1

Net cash provided by financing activities	—	1

INCREASE IN CASH AND CASH EQUIVALENTS	9	1,660
Cash and cash equivalents at beginning of year	461	700

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$470	$2,360

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
CONDENSED STATEMENT OF MEMBER’S INTEREST
(in thousands of dollars)
(Unaudited)

	Contributed	Accumulated	Other
	Capital	Earnings	Adjustments(1)	Total

Balance - December 31, 2003	$50,101	$12,804	$(184,350)	$(121,445)

Earnings for the period	—	3,560	—	3,560

Balance - March 31, 2004	$50,101	$16,364	$(184,350)	$(117,885)

(1)	Other Adjustments reflect excess of fair value over recorded amount of intangible assets acquired from affiliated company of $190,000, net of tax benefit of $5,700 and capitalization of note receivable of $50.

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1. Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

FW Hungary Licensing Limited Liability Company (the “Company”) was organized on December 1, 2000 under the laws of Hungary. The Company, as of December 2003, is a wholly owned subsidiary of Financial Services S.a.r.l. (“SARL”) which is a subsidiary of Foster Wheeler LLC (“FWLLC”) (99.2%), and Perryville Services Company Ltd. (“Perryville”) (.8%), which are wholly owned subsidiaries of Foster Wheeler Ltd. Prior to December 2003, the Company was owned by FW Technologies Holdings, LLC (“FWTH”) which is a subsidiary of FWLLC (99.9%) and Perryville (.1%) See Note 4. The principal operation of the Company is the management, developing and licensing of the beneficial rights of Foster Wheeler Ltd.’s intellectual property. The Company currently licenses such rights to various Foster Wheeler affiliates outside of the United States.

The Company’s only transactions and relationships are with SARL, FWLLC and other affiliated companies as discussed in Notes 2, 4 and 6. Accordingly, the financial position, results of operations and cash flows of the Company could differ significantly from those that would have resulted had the Company been an independent entity.

The Company’s functional currency is the U.S. dollar.

2. Liquidity and Going Concern

The accompanying condensed financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund its obligations including those resulting from asbestos related liabilities, as well as Foster Wheeler Ltd. maintaining credit facilities and bonding capacity adequate to conduct its business. Foster Wheeler Ltd. has incurred losses for the three months ended March 26, 2004 and in each of the years in the three-year period ended December 26, 2003 and has a shareholders’ deficit of $880,700 as of March 26, 2004. Foster Wheeler Ltd. has substantial debt obligations including its Senior Credit Facility and during 2002, it was unable to comply with certain debt covenants under the previous revolving credit agreement. As described in more detail below, Foster Wheeler Ltd. received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, the new Senior Credit Facility was amended to provide covenant relief of up to $180,000 of gross pretax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63,000 in pretax charges related to specific contingencies could be excluded from the covenant calculation through December 2003, if incurred. In March 2003, the Senior Credit Facility was again amended to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) and senior debt ratio. The credit facilities were also amended in July 2003 to provide waivers of the applicable sections of the Senior Credit Facility to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. There is no assurance that Foster Wheeler Ltd. will be able to comply with the terms of the Senior Credit Facility, as amended, and other debt agreements during 2004. Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with financial covenants throughout 2004. However, there can be no assurance that the actual financial results will match the forecasts or that Foster Wheeler Ltd. will not violate the covenants.

Foster Wheeler Ltd.’s U.S. operations, which include the corporate functions, are cash flow negative and are expected to continue to generate negative cash flow due to a number of factors including costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate overhead.

Foster Wheeler Ltd’s management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts include, among other analyses, cash flow forecasts, which include cash on hand, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, and working capital needs and unused credit line availability. Foster Wheeler Ltd.’s current cash flow forecasts indicate that sufficient cash will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs throughout 2004. However, there can be no assurance that sufficient cash will be available in 2004.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

As of March 26, 2004, Foster Wheeler Ltd. had aggregate indebtedness of approximately $1,000,000. The corporate debt must be funded primarily with distributions from Foster Wheeler Ltd’s foreign subsidiaries. As of March 26, 2004, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $453,800 compared to $430,200 as of December 26, 2003. Of the $453,800 total at March 26, 2004, approximately $355,800 was held by foreign subsidiaries. Foster Wheeler Ltd. is sometimes required to cash collateralize bonding or certain bank facilities. The amount of Foster Wheeler Ltd.’s restricted cash at March 26, 2004 was $73,000, of which $61,200 related to the non-U.S. operations.

Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs. Foster Wheeler Ltd.’s current 2004 forecast assumes cash repatriation from its non-U.S. subsidiaries from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends of approximately $61,000. In 2003, Foster Wheeler Ltd. repatriated approximately $100,000 from its non-U.S. subsidiaries.

There can be no assurance that the forecasted foreign cash repatriation will occur as there are significant legal and contractual restrictions on Foster Wheeler Ltd.’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries or future earnings of those subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s ability to continue as a going concern.

Commercial operations under a domestic contract retained by Foster Wheeler Ltd. in the Foster Wheeler Environmental Corporation (“Environmental”) asset sale commenced in January 2004. The plant processes low-level nuclear waste for the U.S. Department of Energy (“DOE”). Foster Wheeler Ltd. funded the plant’s construction costs and operates the facility. The majority of Foster Wheeler Ltd.’s invested capital is expected to be recovered during the early stages of processing the waste materials. This project’s performance exceeded expectations during the first quarter of 2004 and successfully processed sufficient materials to fully recover the forecasted 2004 capital recovery amount. The original forecast expected to recover the capital over the first three quarters of 2004. At March 26, 2004 the project generated a year to date net cash flow of approximately $32,400. The net cash flow forecast for 2004 from this project remains in excess of $40,000.

On February 26, 2004, the California Public Utilities Commission approved certain changes to Pacific Gas & Electric’s rates. As relevant to Foster Wheeler Ltd.’s subsidiary’s Martinez Project, the E-20T rate has been decreased by approximately 15% retroactive to January 1, 2004, having a negative effect on the subsidiary’s 2004 cash flow and earnings. This rate change has been reflected in Foster Wheeler Ltd.’s liquidity forecast.

As part of its debt restructuring plan described below, Foster Wheeler Ltd. and certain of its subsidiaries filed an amended registration statement with the Securities and Exchange Commission (“SEC”) on April 12, 2004 and on May 4, 2004, relating to an exchange offer for all of the existing $175,000 trust preferred securities, $210,000 Convertible Subordinated Notes (“Convertible Notes”), $113,700 Subordinated Robbins Exit Funding Obligations (“Robbins Bonds”), and $200,000 2005 Senior Notes (the “Senior Notes”) due 2005.

On February 5, 2004, Foster Wheeler Ltd. announced, in support of its restructuring activities, a number of institutional investors have committed to provide $120,000 of new financing in a private transaction to Foster Wheeler Ltd. to replace the current term loan and the revolving credit facility portions of its Senior Credit Facility. This commitment is contingent upon the completion of the proposed exchange offer. Additionally, Foster Wheeler Ltd. has discontinued its previously announced plans to divest one of its European operating units.

The total amount of debt and preferred trust securities subject to the proposed exchange offer that is part of Foster Wheeler Ltd.’s planned restructuring is approximately $700,000. Interest expense incurred on this debt in 2003 totaled approximately $55,000. Foster Wheeler Ltd. expects to offer a mix of equity as well as debt with longer maturities in exchange for these securities. Foster Wheeler Ltd. anticipates that both total debt and related interest expense would be significantly reduced upon completion of the debt exchange offer; however, Foster Wheeler Ltd. may not complete the exchange offer on acceptable terms, or at all.

Failure by Foster Wheeler Ltd. to achieve its cash flow forecast or to complete the components of the restructuring plan on acceptable terms would have a material adverse effect on Foster Wheeler Ltd.’s and the Company’s financial condition. These matters raise substantial doubt about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
Unaudited)

In August 2002, Foster Wheeler Ltd. finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility, which expires on April 30, 2005. The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The Senior Credit Facility has no required repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the sale of the Environmental net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $1,250 and $11,800 were made on the term loan in the first quarter of 2004 and during the full year of 2003, respectively.

The financial covenants in the Senior Credit Facility include a senior leverage ratio and a minimum EBITDA defined in the agreement, as amended. Compliance with these covenants is measured quarterly. The EBITDA covenant compares the actual average rolling four quarter EBITDA, as adjusted in the Senior Credit Facility, to minimum EBITDA targets. The senior leverage covenant compares actual average rolling EBITDA, as adjusted in the Senior Credit Facility, to total senior debt. The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility. Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with these covenants throughout 2004.

Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provides covenant relief of up to $180,000 of gross pretax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks was favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, Foster Wheeler Ltd. made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offer described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. The terms of the amendment called for Foster Wheeler Ltd. to pay a fee equal to 5% of the lenders’ credit exposure since it had not made a required prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. Foster Wheeler Ltd. paid the required fee of $13,600 on March 31, 2004. The annual interest rate on borrowings under the Senior Credit Facility has increased and will continue to increase an additional 0.5% each quarter until Foster Wheeler Ltd. repays $100,000 of indebtedness under the Senior Credit Facility. The fee was included in Foster Wheeler Ltd.’s liquidity forecast for 2004.

Holders of Foster Wheeler Ltd.’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility. As permitted by the Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $155,200 as of March 26, 2004) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

Foster Wheeler Ltd. finalized a sale/leaseback arrangement in the third quarter of 2002 for an office building at its corporate headquarters. This capital lease arrangement leases the facility to Foster Wheeler Ltd., for an initial non-cancelable period of 20 years. Foster Wheeler Ltd. entered into a binding agreement in the first quarter 2004 to sell a second corporate office building. The sale closed in the second quarter 2004 and generated net cash proceeds of $16,400. Of this amount, 50% has been repaid to the Senior Credit Facilities’ lenders in the second quarter 2004.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

In the third quarter of 2002, Foster Wheeler Ltd. entered into a receivables financing facility that matures on August 15, 2005 and is secured by a portion of certain of Foster Wheeler Ltd.’s domestic trade receivables. Under this agreement, Foster Wheeler Ltd. has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as collateral. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding. No borrowings were outstanding under this facility as of March 26, 2004 or December 26, 2003.

On January 26, 2004, subsidiaries in the U.K. entered into a two-year revolving credit facility with Saberasu Japan Investments II B.V. in the Netherlands. The facility provides for up to $45,000 of additional revolving loans available to provide working capital which may be required by these subsidiaries as they seek to grow the business by pursuing a larger volume of lump sum EPC contracts. The facility is secured by substantially all of the assets of these subsidiaries. The facility is subject to covenant compliance. Such covenants include a minimum EBITDA level and a loan to EBITDA ratio. As of March 26, 2004, the facility remained undrawn.

The Senior Credit Facility, the sale/leaseback arrangement, and the receivables financing arrangement have quarterly debt covenant requirements. Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the debt covenants throughout 2004. However, there can be no assurance that the actual financial results will match the forecasts or that Foster Wheeler Ltd. will not violate the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Facility, the sale/leaseback arrangement, or receivables financing arrangement, repayment of amounts borrowed under such agreements could be accelerated. Acceleration of these facilities would result in a default under the following agreements: the Senior Notes, the Convertible Notes, the Subordinated Deferrable Interest Debentures, the Subordinated Robbins Facility Exit Funding Obligations, and certain of the special-purpose project debt facilities, which would allow such debt to be accelerated as well. The total amount of Foster Wheeler Ltd.’s debt that could be accelerated, including the amount outstanding under the Senior Credit Facility, is $915,000 as of March 26, 2004. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. The debt covenants and the potential payment acceleration requirements raise substantial doubts about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On November 14, 2003, Foster Wheeler Ltd. was de-listed from the New York Stock Exchange (“NYSE”) because Foster Wheeler Ltd. ceased to meet NYSE continued listing criteria. Foster Wheeler Ltd.’s common stock and 9.00% FW Preferred Capital Trust I securities are quoted and traded on the Over-the-Counter Bulletin Board (“OTCBB”).

Under Bermuda law, the consent of the Bermuda Monetary Authority (“BMA”) is required prior to the transfer by non-residents of Bermuda of a Bermuda company’s shares. Since becoming a Bermuda company, Foster Wheeler Ltd. has relied on an exemption from this rule provided to NYSE-listed companies. Due to Foster Wheeler Ltd. being de-listed, this exemption is no longer available. To address this issue, Foster Wheeler Ltd. obtained the consent of the BMA to transfers between non-residents for so long as Foster Wheeler Ltd.’s shares continue to be quoted in the Pink Sheets or on the OTCBB. Foster Wheeler Ltd. believes that this consent will continue to be available.

3. Summary of Significant Accounting Policies

The condensed statement of financial position as of March 31, 2004 and the related condensed statement of operations, the condensed statement of cash flows for the three months ended March 31, 2004 and 2003, and the condensed statement of member’s interest for the three months ended March 31, 2004 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal, recurring items except for specific items discussed herein. Interim results are not necessarily indicative of results for a full year. The condensed statement of financial position as of December 31, 2003 has been derived from the 2003 audited financial statements.

Fiscal Year — The Company’s fiscal year ends December 31.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. The most significant estimates relate to the collectibility of royalty income from affiliates and income taxes.

Revenue Recognition — Revenue is recognized on the accrual basis. The Company’s primary source of revenue is royalty income from related affiliates.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.

Accounts Receivable from Affiliates — Accounts receivable consist of amounts due from related parties. See Note 4.

Income Taxes — The Company files a tax return in Hungary. Provision is made for foreign income taxes payable in Hungary at the statutory rate of 4% for the three months ended March 31, 2004 and 3% for the three months ended March 31, 2003. New Hungarian legislation enacted in December 2003 increased the statutory rate to 4% from 3% effective January 1, 2004. In addition, the Company’s royalty income from foreign sources is subject to foreign tax withholding. Income tax expense in the Company’s condensed statement of operations has been calculated on a separate company basis.

Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets were adjusted to reflect the increase in the Hungarian tax rates described above.

4. Related Party Transactions

The Company made an investment in Foster Wheeler Licensing Services G.P. of $190,000 on December 22, 2000 in exchange for a $190,000 note payable. Foster Wheeler Licensing Services G.P. held $190,000 Licensed Property (“LP”) that includes Intellectual Property, Confidential Information, Licensing Rights, and Marketing Intangibles of Foster Wheeler Ltd. On May 18, 2001, Foster Wheeler Licensing Services G.P. was dissolved and the Company acquired the LP in exchange for its ownership interest, although for tax purposes, the LP was considered as sold to the Company effective December 22, 2000. The LP transaction has been recorded as a transfer between entities under common control. Accordingly, the LP transferred has been recorded at the affiliate’s recorded amount of $0, effective December 22, 2000. The note payable bears interest at an annual rate of 9.0%. For the three months ended March 31, 2004, and 2003, interest expense was $2,879 and $4,275, respectively. Unpaid interest at March 31, 2004 and December 31, 2003, was $975 and $1,509, respectively.

On December 1, 2003 FWLLC transferred its $190,000 note receivable from the Company, which bears interest at 9.00%, to SARL. This transfer was part of a reorganization of the Company whereby $50,000 of the original $190,000 note payable was ultimately exchanged for additional membership units and contributed to the capital of the Company. As part of the restructuring, 100% of the Company’s ownership was acquired by SARL in December 2003.

The Company enters into licensing agreements as a Licensor of LP to certain foreign affiliates of Foster Wheeler Ltd. The affiliates pay a royalty to the Company based on an agreed upon range of between 1.0% and 4.0% of the affiliates’ current year net revenues (operating revenues less intercompany revenues). These agreements are for one-year periods with the right of extension and revision. Royalty income is calculated and billed on a quarterly basis. For the three months ended March 31, 2004 and 2003 royalty income was $6,765 and $5,243, respectively.

Accounts receivable from affiliates at March 31, 2004 and December 31, 2003 includes unpaid royalty fees of $4,184 and $389, respectively. In addition at March 31, 2004, the Company received $907 of royalty fees in advance.

On January 1, 2001, the Company entered into a Cost Sharing Agreement with certain Foster Wheeler affiliates to share their collective knowledge and to jointly develop Intangible Property. The costs of developing this property allocable to the Company shall be fifty percent of the pretax net expenses of the affiliates for the year. The agreement is effective for five years and shall automatically renew for additional two-year terms unless the Company or affiliates give thirty days notice prior to the end of the term or any renewal term. The amount of costs incurred under this agreement for the three months ended March 31, 2004, and 2003 was $150 and $133, respectively. As of March 31, 2004 and December 31, 2003, $273, and $532, respectively, were payable to affiliates pursuant to this agreement.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Condensed Consolidated Balance Sheet as of March 26, 2004 and December 26, 2003 and the related Condensed Consolidated Statements of Operations and Comprehensive Loss and Cash Flows for the three months ended March 26, 2004 and March 28, 2003.

The Management of Foster Wheeler Ltd. has considered whether there are any costs borne by affiliates of the Company that should be allocated to the Company and has determined that these costs, if any, are immaterial.

5. Income Taxes

The difference between the statutory and effective tax rate for the three months ended March 31, 2004 and 2003 is predominately due to foreign withholding taxes and nondeductible losses. The effective tax rate for the three months ended March 31, 2004 and 2003 is 3.7% and 17.3%, respectively. The variance in the effective tax rate for the three months ended March 31, 2004 compared with the three months ended March 31, 2003 is due to an increase in pre-tax income in 2004 compared to 2003 while foreign withholding taxes were relatively comparable in the same periods presented.

6. Security Pledged as Collateral

Foster Wheeler LLC issued $200,000 Notes (“Senior Notes”) in the public market, which bear interest at a fixed rate of 6.75% and are due November 15, 2005. Holders of the Senior Notes have a security interest in the stock and debt of Foster Wheeler LLC's subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the Senior Credit Facility. This security interest includes the member’s interest and debt of the Company. As permitted by the Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $155,200 at March 26, 2004) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.